EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: April 20, 2004


                                                 LEVY, HARKINS & CO., INC.

                                                 By: /s/ Michael J. Harkins
                                                    -------------------------
                                                 Name: Michael J. Harkins
                                                 Title: President


                                                 THE GRACY FUND, L.P.

                                                 By: /s/ Edwin A. Levy
                                                    -------------------------
                                                 Name: Edwin A. Levy
                                                 Title: General Partner

                                                 By: /s/ Michael J. Harkins
                                                    -------------------------
                                                 Name: Michael J. Harkins
                                                 Title: General Partner


                                                 /s/ Edwin A. Levy
                                                 ----------------------------
                                                 Edwin A. Levy


                                                 /s/ Michael J. Harkins
                                                 ----------------------------
                                                 Michael J. Harkins